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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  -------------

                Date of Report (Date of earliest event reported):
                                  June 23, 2003


                          OPTICAL SENSORS INCORPORATED
             (Exact name of registrant as specified in its charter)


             Delaware                    0-27600                 41-164359
   (State or other jurisdiction        (Commission           (I.R.S. Employer
         of incorporation)             File Number)         Identification No.)


         7615 Golden Triangle Drive, Suite C
         Minneapolis, Minnesota 55344-3733                        55344-3733
       (Address of Principal Executive Officers)                  (Zip Code)



                                 (952) 944-5857
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, If Changed Since Last Report)

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ITEM 5.    OTHER EVENTS.

Optical Sensors Incorporated reports that a press release, a copy of which is filed herewith as Exhibit 99.1, was made publicly available on June 24, 2003.
The press release announced that Circle F Ventures, LLC and Circle F Ventures
II, LLC converted outstanding cash advances in the amount of $2,689,000 into 179,267 shares of the company's Series B preferred stock at a price of $15.00 per share and purchased an additional 57,667 shares of the company's Series B preferred stock at a price of $15.00 per share, or a total of $865,005. Each share of Series B preferred stock is convertible into five shares of common stock. For complete information, see the press release.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
           INFORMATION AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired.

           Not Applicable

     (b) Pro Forma Financial Information.

           Not Applicable

     (c) Exhibits.

          Exhibit                     Description
          -------                     -----------

         3.1 Certificate of Designation of Rights and Preferences of Series B Preferred Stock.

         10.1 Stock Purchase Agreement, dated as of June 23, 2003, by and among the Company, Circle F Ventures, LLC and Circle F Ventures II, LLC.

         99.1.     Press Release of the Company, dated June 24, 2003.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    OPTICAL SENSORS INCORPORATED

Dated:  June 24, 2003               By:  /s/ Paulita M. LaPlante
                                       ---------------------------------
                                          Paulita M. LaPlante
                                          President and Chief Executive Officer

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                                INDEX TO EXHIBITS

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
Exhibit                               Description                                    Method of Filing
-------                               -----------                                    ----------------
3.1        Certificate of Designation of Rights and Preferences of Series B          Filed herewith.
           Preferred Stock.

10.1       Stock Purchase Agreement, dated as of June 23, 2003, by and among the     Filed herewith.
           Company, Circle F Ventures, LLC and Circle F Ventures II, LLC.

99.1.      Press Release of the Company, dated June 24, 2003.                        Filed herewith.